LANGUAGE ACCESS NETWORK, INC.
111 West Rich Street
Suite 150
Columbus. Ohio 43215

January 5, 2007

VIA EMAIL: SFSMD31@aol.com
VIA FACSIMILE: 718.601.5400
VIA FEDERAL EXPRESS

Healinc, LLC
and
Eliane Uscher and Dr. Stanley Schoenbach c/o LifeLinks
Stanley, F. Schoenbach, M.D. CEO
450 Seventh Avenue
Suite 3303
New York, New York 10123

Ladies and Gentlemen:

Reference is made to the letter agreement dated November 29, 2006 (the 'Letter Agreement") among Language Access Network, Inc. CIAN"), Healinc, LLC, Eliane Uscher, individually, and Dr. Stanley Schoenbach, individually, concerning the contemplated acquisition by LAN of Healinc Telecom LLC ("HT").

As you are aware, in the process of its due diligence investigation of HT, LAN discovered a dramatic increase in HT's accounts payable balance from that which was initially disclosed to LAN. LAN is not interested in acquiring HT with these additional liabilities outstanding, and it understands that HT is not in a position to reduce the balance back to the level originally disclosed. Therefore, in light of this impasse, and in accordance with Section 6(b) of the Letter Agreement, LAN hereby notifies you that it is not satisfied with its due diligence investigation of HT and has decided not to proceed with the contemplated acquisition.

If you have any questions or concerns, please contact the undersigned immediately.

Sincerely,
Language Access Network, Inc.
By: /s/ Michael Guirlinger, CEO
Michael Guirlinger, CEO